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                                                                   Exhibit 10.39

                    OFFICER RETENTION AND SEVERANCE AGREEMENT



                                                Effective Date: January 27, 1998




This Officer Retention and Severance Agreement (the "Agreement") is made and entered into as of the date written above (the "Effective Date"), by and between

               Bay Networks, Inc., a Delaware corporation        (the "Company")
                             4401 Great America Parkway
                             Santa Clara,  California      95052

and

               [name]                                             ("Officer")
residing at    [street address]
               [city, state, zip]

RECITALS

A. The Officer is a Vice President of Bay Networks, Inc., or an officer of one of its subsidiaries of affiliates, who possesses valuable knowledge of the Company, its business and operations and the markets in which the Company competes.

B. The Company draws upon the knowledge, experience and objective advice of Officer in order to manage its business for the benefit of the Company's stockholders.

C. The Company recognizes that if there occurred a change of control or other event that could substantially change the nature and structure of the Company, the resulting uncertainty regarding the consequences of such an event could adversely affect the Company's ability to attract, retain and motivate its key employees, including Officer.

D. On January 26, 1998, the Compensation Committee of the Company's Board of Directors approved the Executive Retention and Severance Plan, authorizing the terms of this Agreement.

E. The Company believes that the existence of this Agreement will serve as an incentive to Officer to remain in the employ of the Company, and would enhance the Company's ability to call on and rely upon the Officer if a proposed change of control event were to occur.

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 2


F.    The Company and the Officer desire to enter into this Agreement in order
      (1) to encourage Officer to continue to devote Officer's full attention and dedication to the success of the Company, and (2) to provide specified compensation and benefits to the Officer in the event of a Termination Upon Change of Control, pursuant to the terms of this Agreement.



THE COMPANY AND OFFICER AGREE AS FOLLOWS:

1.      GENERAL

        1.1 Purpose. The purpose of this Agreement is to provide specified compensation and benefits to the Officer in the event of a Termination Upon Change of Control.

        1.2 No employment agreement. This Agreement does not obligate the Company to continue to employ Officer for any specific period of time, or in any specific role or geographic location. Subject to the terms of any applicable written employment agreement between Company and Officer, Company may assign Officer to other duties, and either Officer or Company may terminate Officer's employment at any time for any reason.

        1.3 Defined terms. Capitalized terms used in this agreement shall have the meanings set forth in section 4, unless the context clearly requires otherwise.

2.      TERMINATION UPON CHANGE OF CONTROL

        2.1 Basic Severance Benefits. In the event of the Officer's termination of employment under any circumstances, Officer shall be entitled to the basic severance benefits described below.

               2.1.1 All salary and accrued vacation earned through the date of Officer's termination shall be paid to Officer.

               2.1.2 Within ten (10) days of submission of proper expense reports by the Officer, the Company shall reimburse the Officer for all expenses reasonably and necessarily incurred by the Officer in connection with the business of the Company prior to Officer's termination of employment.

               2.1.3 Officer shall receive the benefits, if any, under the Company's 401(k) Plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which Officer may be entitled pursuant to the terms of such plans.

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 3

        2.2 Officer Cash Severance Benefits. In the event of the Officer's Termination Upon Change of Control, Officer shall be entitled to the additional officer severance benefits described below.

               2.2.1 Prorated bonus payment. Officer shall receive Officer's target bonus or incentive payment for the year in which termination occurs, pro rated through the date of termination and less applicable withholding, paid within thirty (30) days of termination of employment.

               2.2.2 Cash severance payment. Officer shall receive a lump sum payment in the amount of 125% of Officer's Target Annual Earnings, less applicable federal and state withholding, paid within thirty (30) days of termination of employment.

        2.3 Stock option acceleration.

               2.3.1 Acceleration at Termination Upon Change of Control. All outstanding stock options granted and restricted stock issued by the Company to the Officer prior to the Change of Control shall have their vesting accelerated as to two years of additional vesting as of the date of such Termination Upon Change of Control. The Company recognizes that the standard forms of Officer Stock Option Agreement approved for use by the Company provide for an additional one year of vesting upon a change of control, as defined in such Stock Option Agreement. Notwithstanding any other provision in any stock option or employment agreement or in this Agreement, the additional vesting provided in this subsection shall be in lieu of and not in addition to any additional vesting provided for in any other agreement, and to the extent such additional vesting is provided under another agreement then the additional vesting provided in this section shall be reduced such that the total vesting of any affected stock option shall not exceed (1) the period of time between the grant of the option (or specified initial measuring date for vesting purposes) and the Termination Upon Change of Control, plus (2) two years.

               2.3.2 Acceleration upon non-assumption in a Change of Control. If there is a Change of Control transaction in which outstanding stock options granted and restricted stock issued by the Company prior to the transaction are not fully assumed by the Successor, or replaced by fully equivalent substitute options or restricted stock, then (1) all such options and restricted stock shall have their vesting fully accelerated to be 100% vested prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to Officer of (a) the date such unexercised options will terminate and (b) the period during which Officer may exercise the fully vested options. Alternatively, the Company may elect to deliver to Officer on the effective date of the Change of Control a cash payment equal to the difference between (i) the aggregate exercise price of Officer's unexercised options or restricted stock, whether vested unvested, and (ii) the value of the consideration deliverable for an equivalent number of shares as a result of the Change of Control transaction.

        2.4 Extended medical and dental benefits.

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 4


               2.4.1 Benefit continuation for twenty-one months.Officer shall receive continued provision of the Company's standard employee medical and dental insurance coverages, as elected by the Officer and in effect immediately prior to the Change of Control, for twenty-one (21) months following the date of termination.

               2.4.2 Continued medical coverage for U.S. residents. Thereafter, if Officer resides in the United States, Officer shall be entitled to elect continued medical insurance coverage in accordance with the applicable provisions of U.S. federal law (COBRA). If such coverage included the Officer's dependents immediately prior to the date of termination, such dependents also shall be covered at Company expense during the extension period. For purposes of title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Officer and his dependents shall be the date upon which the Company-paid coverage terminates.

               2.4.3 Termination upon coverage under another plan. Notwithstanding the above, in the event Officer becomes covered as a primary insured (that is, not as a beneficiary under a spouse's plan) under another employer's group health plan during the period provided for herein, Officer promptly shall inform the Company and the Company shall cease provision of continued group health insurance for Officer and any dependents.

        2.5 Consulting contract.

               2.5.1 Six-month consulting period. Officer shall be engaged as a consultant to the Company for a period of six (6) months after a Termination Upon a Change of Control (the "Consulting Period") to provide advice and assist in the transition occasioned by the Change of Control.

               2.5.2 Consulting fee. During the Consulting Period Officer shall receive a consulting fee in the amount of fifty percent (50%) of Target Annual Earnings, payable in six equal monthly installments.

               2.5.3 Option continuation during Consulting Period. Officer's stock options, if any, shall continue in effect during the Consulting Period, in accordance with and to the maximum extent permissible under the terms of the applicable option plans and agreements.

               2.5.4 Other employment not precluded. During the Consulting Period Officer shall not be precluded from accepting other employment, provided Officer is available to the Company at such times and for such consulting matters as the Company may reasonably request.

3.      FEDERAL EXCISE TAX UNDER IRC SECTION 280G

        3.1 Election to reduce benefits subject to excise tax.If (1) any amounts payable under this Agreement are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code, and (2) Officer thereby would be subject to any United States federal excise tax due to that characterization, then (3) the Officer may elect, in

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 5


Officer's sole discretion, to reduce the amounts payable under this Agreement or to have any portion of applicable options or restricted stock not vest in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.

        3.2 Determination by independent public accountants. Unless the Company and Officer otherwise agree in writing, any determination required under this
Section 3 shall be made in writing by independent public accountants agreed to by the Company and the Officer (the "Accountants"), whose determination shall be conclusive and binding upon Officer and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Officer shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 3.

4.      DEFINITIONS

        4.1 Capitalized terms defined. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 4, unless the context clearly requires a different meaning.

        4.2 "Cause" means:

               (a) theft; a material act of dishonesty or fraud; intentional falsification of any employment or Company records; or the commission of any criminal act which impairs Officer's ability to perform appropriate employment duties under this Agreement;

               (b) improper disclosure or use of the Company's confidential, business or proprietary information by Officer;

               (c) the Officer's conviction (including any plea of guilty or nolo contendere) for a crime involving moral turpitude causing material harm to the reputation and standing of the Company, as determined by the Company in good faith; or

               (d) gross negligence or willful misconduct in the performance of Officer's assigned duties (but not mere unsatisfactory performance).

        4.3 "Change of Control" means:

               (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 6



Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

               (b) the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

               (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction having similar effect);

               (d) there occurs a change in the composition of the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or

               (e) the dissolution or liquidation of the Company.

        4.4 "Company" shall mean Bay Networks, Inc., and, following a Change of Control, any Successor that agrees to assume, or otherwise becomes bound to by operation of law, all the terms and provisions of this Agreement.

        4.5 "Effective Date" means the day and year first set forth above.

        4.6 "Good Reason" means the occurrence of any of the following conditions following a Change of Control, without Officer's written consent, which condition(s) remain(s) in effect ten (10) days after written notice to the Company from Officer of such condition(s):

               (a) a material decrease in Officer's base salary or target bonus amount;

               (b) assignment of Officer to responsibilities or duties that are not a Substantive Functional Equivalent of the position which Officer occupied prior to the Change of Control;

               (c) the relocation of Officer's work place for the Company to a location more than 50 miles from the location of the work place prior to the Change of Control; or

               (d) any material breach of this Agreement by the Company.

        4.7 "Incumbent Director" shall mean a director who either (1) is a director of the Company as of the Effective Date of this Agreement, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 7


not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

        4.8 "Permanent Disability" means that:

               (a) the Officer has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of the Officer's duties;

               (b) such total incapacity shall have continued for a period of six consecutive months; and

               (c) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.

        4.9 "Substantive Functional Equivalent" means an employment position occupied by an Officer after a Change of Control that:

               (a) is in a substantive area of competence (such as, accounting; engineering management; executive management; finance; human resources; marketing, sales and service; operations and manufacturing; etc.) that is consistent with Officer's experience and not materially different from the position occupied prior to the Change of Control;

               (b) requires Officer to serve in a role and perform duties that are functionally equivalent to those performed prior to the Change of Control (such as, business unit manager with P&L responsibility; geographic sales manager; marketing strategist; product line manager; R&D manager; section 16 corporate staff officer);

               (c) carries a title that does not connote a lesser rank or corporate role than the title (such as, vice president) held by Officer prior to the Change of Control;

               (d) does not otherwise constitute a material, adverse change in Officer's responsibilities or duties, as measured against Officer's responsibilities or duties prior to the Change of Control, causing it to be of materially lesser rank or responsibility;

               (e) is identified as an executive officer, for purposes of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, of a publicly traded Successor having net assets and annual revenues no less than those of the Company prior to the Change of Control; and

               (f) reports directly to an executive officer, committee or board of the Successor that is no less senior than the executive officer, committee or board, as the case may be, to whom Officer reported at the Company prior to the Change of Control.

        4.10 "Successor" means the Company as defined above and any successor or assign to substantially all of its business and/or assets.
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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 8

        4.11 "Target Annual Earnings" means the sum of annual base salary plus 100% of annual bonus or incentive pay. If different sums would result from calculations as of (a) the date thirty (30) days prior to the date that the Company publicly announces it is conducting negotiations leading to a Change of Control, (b) the date on which a Change of Control occurs or (c) the date of Executive's Termination Upon Change of Control, then Target Annual Earnings shall be determined by the calculation as of the specified date that yields the highest value.

        4.12 "Termination Upon Change of Control" means:

               (a) any termination of the employment of the Officer by the Company without Cause during the period commencing thirty (30) days prior to the earlier of (1) the date that the Company first publicly announces it is conducting negotiations leading to a Change of Control, or (2) the date that the Company enters into a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies); and ending on the date which is twelve (12) months after the Change of Control; or

               (b) any resignation by the Officer for Good Reason within twelve
(12) months after the occurrence of any Change of Control; but

               (c) "Termination Upon Change of Control" shall not include any termination of the employment of the Officer (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of the Officer; (3) as a result of the death of the Officer; or (4) as a result of the voluntary termination of employment by the Officer for reasons other than Good Reason.

5.      EXCLUSIVE REMEDY

        5.1 Sole remedy for Termination Upon Change of Control. The payments and benefits provided for in Sections 2 and 3 shall constitute the Officer's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Officer and the Company in the event of Officer's Termination Upon Change of Control.

        5.2 No other benefits payable. The Officer shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 2 and 3 have been provided to the Officer, except as expressly set forth in this Agreement or, subject to the provisions of sections 10 and 14, in a duly executed employment agreement between Company and Officer.

        5.3 Release of Claims. The Company may condition payment of the cash severance and consulting benefits described in sections 2.2 and 2.5 of this Agreement and the stock option acceleration described in section 2.3.1 upon the delivery by Officer of a signed release of claims in a form reasonably satisfactory to the Company; provided, however, that

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                 PAGE 9



Officer shall not be required to release any rights Officer may have to be indemnified by the Company.

6.      PROPRIETARY AND CONFIDENTIAL INFORMATION

The Officer agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Officer and the Company.

7.      CONFLICT OF INTEREST; NON-SOLICITATION

        7.1 Agreement not to solicit. If Company performs its obligations to deliver the severance benefits set forth in sections 2 and 3 of this Agreement, then for a period of one (1) year after Officer's Termination Upon Change of Control, Officer will not, directly or indirectly, solicit the services or business of or in any other manner persuade any employee, distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.

        7.2 This provision shall not supersede or limit the more restrictive terms of any other agreement by Officer to refrain from competition with or from soliciting the employees or customers of Company.

8.      ARBITRATION

        8.1 Disputes subject to arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon Officer or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

        8.2 Site of arbitration. The site of the arbitration proceeding shall be, at Officer's election, either (1) Santa Clara County, California or (2) Middlesex County, Massachusetts or (3) if Officer's primary assigned work place prior to the Change of Control was in neither California nor Massachusetts, a mutually agreed site located within 25 miles of that work place.

        8.3 Cost and expenses borne by Company. All costs and expenses of arbitration or litigation, including but not limited to reasonable attorneys fees and other costs reasonably incurred by the Officer, shall be paid by the Company. Notwithstanding the foregoing, if the Officer initiates the arbitration or litigation, and the finder of fact finds that Officer's claims were totally without merit or frivolous, then Officer shall be responsible for Officer's own attorneys' fees.

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                PAGE 10


9.      INTERPRETATION

Officer and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California as applied to contracts entered into and entirely to be performed within that state.

10.     CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS

        10.1 Effect of Agreement. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated option vesting due upon Officer's Termination Upon Change of Control, except as provided in sections 10.2, 10.3 and 14.

        10.2 No limitation of regular benefit plans. This Agreement is not intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans.

        10.3 Noncumulation of benefits. Officer may not cumulate cash severance payments, stock option acceleration and excise tax adjustment or reimbursement benefits under both this Agreement and another agreement. If Officer has any other binding written agreement with the Company which provides that after a Change of Control or termination of employment the Officer shall receive one or more of the benefits described in sections 2.2, 2.5 and 3 of this Agreement (i.e., the payment of cash compensation or prorated bonus, post-termination consulting and adjustments or payments relating to federal excise tax), then with respect to each such benefit the amount payable under this Agreement shall be reduced by the corresponding amount paid or payable under such other agreements.

11.     SUCCESSORS AND ASSIGNS

        11.1 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Agreement.

        11.2 Acknowledgement by Company. If after a Change of Control the Company (or any Successor) fails to reasonably confirm that it has performed the obligation described in section 11.1 withinten (10) days after written notice from Officer, Officer shall be entitled to terminate Officer's employment with the Company for Good Reason, and to receive the benefits provided under this Agreement in the event of Termination Upon Change of Control.

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OFFICER RETENTION AND SEVERANCE AGREEMENT                                PAGE 11


        11.3 Heirs and Representatives of Officer. This Agreement shall inure to the benefit of and be enforceable by the Officer's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

12.     NOTICES

For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

               if to the Company:           Bay Networks, Inc.
                                                   Attention:    General Counsel
                                            4401 Great America Parkway
                                            Santa Clara, CA  95052

and if to the Officer at the address specified on the first page of this Agreement. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

13.     NO REPRESENTATIONS

Officer acknowledges that in entering into this Agreement, Officer is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

14.     MODIFICATION AND AMENDMENT

This Agreement may be modified, amended or superseded only by a supplemental written agreement signed with the same formality as this Agreement by Officer and by the Company. However, the noncumulation of benefits provision of section
10.3 shall apply to any subsequent agreement, unless (1) such provisions is explicitly disclaimed in the subsequent agreement, and (2) the subsequent agreement has been authorized by the Company's Board of Directors or a committee thereof.

15.     VALIDITY

        15.1 Invalid provisions. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

        15.2 Execution by two Company executive officers or directors.This Agreement and any modifications or amendments shall require the signatures of two executive officers or members of the Board of Directors of the Company.

        15.3 Consultation with legal and financial advisers. Officer acknowledges that this Agreement confers significant legal rights, and may also involve the waiver of rights
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OFFICER RETENTION AND SEVERANCE AGREEMENT                                PAGE 12



under other agreements; that Company has encouraged Officer to consult with Officer's personal legal and financial advisers; and that Officer has had adequate time to consult with Officer's advisers before signing this agreement.

16.     SIGNATURES

The parties have executed this Agreement, intending to be legally bound as of the Effective Date.


        OFFICER                                  BAY NETWORKS, INC.

                                         By:
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        Officer's signature              Printed name:
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Printed name:                            Title:
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                                         By:
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                                         Printed name:
                                                       -------------------------
                                         Title:
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